UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2007

Commission File Number of issuing entity: 333-134691-08

INDYMAC HOME EQUITY MORTGAGE LOAN
ASSET-BACKED TRUST, SERIES 2007-H1
(Exact name of issuing entity)

Commission File Number of depositor: 333-134691

INDYMAC ABS, INC.
(Exact name of depositor as specified in its charter)

INDYMAC BANK, F.S.B.
(Exact name of sponsor as specified in its charter)

DELAWARE	95-4685267
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o 155 North Lake Avenue
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

(800) 669-2300
(Registrant’s telephone number, including area code)

N/A
(Former name, former address, if changed since last report)

Exhibit Index located on Page 5

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

     On March 23, 2007 (the “Closing Date”), a single series of Notes, entitled Home Equity Mortgage Loan Asset-Backed Notes, Series 2007-H1 (The “Notes”), was issued pursuant to a Sale and Servicing Agreement (the “Agreement”), among IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1, as the trust (the “Trust”), IndyMac ABS, Inc. as depositor (the “Depositor”), IndyMac Bank, F.S.B. as seller and servicer (the “Seller” and the “Servicer”) and Deutsche Bank National Trust Company as indenture trustee (the “Indenture Trustee”).

     On the Closing Date, a pool of adjustable rate revolving home equity line of credit loans, secured by first or second liens on one-to four-family residential properties (the “HELOCs”), having an aggregate principal balance as of March 14, 2007 (the “Cut-off Date”) of $650,071,680 was transferred to the Trust.

     The tables attached as an exhibit hereto describe certain characteristics of the HELOCs as of the Cut-off Date.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

                 (a) Not applicable

                 (b) Not applicable

                 (c) Exhibits (execution copies): The following execution copies are filed as Exhibits to this Report:

Exhibit Number

99.1	HELOC Pool Information as of March 14, 2007, IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDYMAC ABS, INC.

By:	/s/ Jill Jacobson
Name:	Jill Jacobson
Title:	Vice President

Dated: March 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	HELOC Pool Information as of March 14, 2007, IndyMac Home
Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1